                                                                    EXHIBIT 3.19

                           ARTICLES OF INCORPORATION
                                      OF
                     CRESCENT CITY SURGICAL SUPPLIES, INC.

     On this 28th day of August, 1979, the undersigned, a person of the full age of majority, availing himself of the Business Corporation Law of the State of Louisiana, does hereby organize a corporation subject to the following Articles of Incorporation, to-wit.

                                  ARTICLE I.

     The name and title of this corporation shall be CRESCENT CITY SURGICAL SUPPLIES, INC., and under and by said name, unless sooner dissolved in accordance with law, it shall exist and continue and shall have and enjoy corporate existence and succession in perpetuity or such maximum period as may be authorized by the laws of Louisiana, during which time it shall have and possess all the powers, rights, privileges, and immunities which corporations are and may hereafter be authorized to have and possess under the Constitution and laws of the State of Louisiana.

                                  ARTICLE II.

     The purpose of this corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of the State of Louisiana.
                                 ARTICLE III.

     The aggregate number of shares which the corporation shall have the authority to issue is One Hundred Thousand (100,000) shares of common stock; said shares to be the only class of shares issued, and shall have no par value.

                                  ARTICLE IV.

     The name and post office address of the incorporator of this corporation is Richard Cary Scofield, 4005 James Drive, Metairie, Louisiana 70003.

                                  ARTICLE V.

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within eighteen (18) months after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this provision, to the entity who or which would be entitled thereto had such reversion not occurred.

                                  ARTICLE VI.

     Any director or shareholder absent from a meeting of the Board of Directors or shareholders, may, upon written appointment of a representative, be represented by any shareholder or other director, who may cast the vote of the absent director or shareholder according to the written instructions, general or special, of the absent director or shareholder, filed with the Secretary.

                                 ARTICLE VII.

     The corporation may confer upon holders of any bonds, debentures or other obligations issued or to be issued by the corporation, whether secured or unsecured, the power to vote with the shareholders for directors or on other matter, but any such power to vote, and the extent to which, and the conditions and the manner in which such power to vote is to be exercised, may only be conferred with the authority or approval of not less than seventy (70%) percent of the voting power present at any annual or special meeting of the Shareholders the notice of which set forth the proposed voting power to be conferred, its extent, and the conditions and manner of exercise.

                                 ARTICLE VIII.

     Should the corporation reacquire any of its issued shares, by redemption or purchase or any other means, then, unless otherwise required by law, such reacquired shares shall be deemed treasury shares until such time as the Board of Directors may, in its discretion, choose to cancel any or all such reacquired shares. Shares which are canceled are thereby restored to the status of authorized but unissued shares.

                                  ARTICLE IX.

     Shareholders shall have preemptive rights. In the event any shareholder does not exercise his preemptive right, the shares in respect of which such rights are not exercised shall then be offered pro rata to the remaining shareholders who shall have preemptive rights to such shares, ad infinitum, before any such shares may be offered to outside purchasers.

                                  ARTICLE X.

     No shareholder shall transfer (the word transfer meaning, for purposes of this Article, any donation, sale, conveyance, assignment, alienation, encumbrance or other transfer) his shares without first giving written notice to the corporation, at its registered address, and to one of the registered, agents of the corporation, of the nature and precise terms of the proposed transfer, at least fifteen (15) days prior to the proposed date of closing such proposed transfer. Upon receipt of such notice the corporation shall transmit same to all other holders of the same class of shares proposed to be transferred, one or more of whom (if more than one, in such proportions as they may agree or if no agreement can be reached then according to their percentage ownership of shares relative to each other) shall for a period of fifteen (15) days after such notice is received by the corporation be entitled: (i) to purchase all (but not less thin all) of the shares at their fair market value, if the proposed transfer is a bona fide sale the consideration for which is not readily and accurately convertible into a cash equivalent, or is a bona fide donation, except that no such right of purchase shall exist and this Article X shall not apply to any donation to the spouse or descendants of a-shareholder; (ii) to substitute himself or themselves for the proposed transferee on the same terms and with the same collateral as set forth in the notice of transfer, if the proposed transfer is an encumbrance; (iii) to purchase all (but all) of the shares for the consideration stated in the notice of transfer, if the proposed transfer is a bona fide sale for cash or for a consideration readily and accurately convertible into a cash equivalent; and (iv) to purchase all (but not less than all) of said shares at the lesser of their book market value, if the proposed transfer is proposed in bad faith for the purpose of avoiding the provisions of this Article or is any transfer other than those described in (i),
(ii), and (iii) above. The shareholder proposing to transfer his shares shall be free to consummate the proposed transfer if the other shareholders do not exercise the rights granted by this Article ,within the time permitted for such exercise. If such rights are exercised, then the transaction between the transferring shareholder and the other shareholders shall be consummated on the date on which the proposed transfer would have been consummated, in default of which by the other shareholders for any reason other than a bona fide dispute as to the terms of such transaction between them and the transferring shareholder, the transferring shareholder shall be free to consummate the proposed transfer.

     The rights granted by this Article may be waived at any time in writing, by those shareholders to whom they are granted. Reference shall be made to the provisions of this Article X on each share of stock issued by the corporation.

                                  ARTICLE XI.

     The corporation shall have the authority expressed in Section 56 of the Business Corporation Law (La. R.S. 12:56), but only upon the approval of seventy (70%) percent of the total voting power of the shareholders.

                                 ARTICLE XII.

     Agreements of merger and/or consolidation must be approved by seventy (70%) percent of the total voting power of the corporation.

                                 ARTICLE XIII.

     Whenever by any provision of law, these Articles of Incorporation or the By-Laws of this corporation the affirmative vote by Shareholders or directors is required to authorize, approve, initiate, or in any way constitute corporate action, the consent in writing to such corporate action signed by shareholders or directors holding that proportion of the total voting power on the question which is required by the Articles, By-Laws or provision of law, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of the Shareholders or Directors.

                                 ARTICLE XIV.

     These Articles of Incorporation way be amended only by the affirmative vote, in favor of any amendment, of seventy (70%) percent of the total voting power of the corporation.

     IN WITNESS WHEREOF, these Articles of incorporation are executed by the undersigned incorporator in triplicate, at New Orleans, Louisiana, on the date first above written.

                                   /s/ Richard Cary Scofield
                                   -------------------------------------
                                   RICHARD CARY SCOFIELD, Incorporator

                          A C K N O W L E D G M E N T
                          ---------------------------

STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally came and appeared:

                             RICHARD CARY SCOFIELD.

who, being by me duly sworn, did depose and state that:

     He is a person of-the full age of majority and he executed the foregoing Articles of Incorporation of Crescent City Surgical Supplies, Inc., for the purpose therein expressed and as his free act and deed.

                                   /s/ Richard Cary Scofield
                                   --------------------------------------
                                   RICHARD CARY SCOFIELD, Incorporator

SWORN TO AND SUBSCRIBED
BEFORE ME, NOTARY, THIS
28th DAY OF August, 1979.


_____________________________
Notary Public

                              (R.S. 1950, 12:101)

STATE OF LOUISIANA
PARISH OF JEFFERSON


TO:  The Secretary of State
     Baton Rouge, Louisiana


Complying with R.S. 1950, 12:101, CRESCENT CITY SURGICAL SUPPLIES, INC.

Hereby makes its initial report as follows:

Location & Post Office address at:
2917 Lime Street, Metairie, Louisiana 70001

Name & Post Office address of each of its Registered Agents:
Michael C. McCrossen, 8012 Borocco Street, Harahan, LA 70023
Gerald J. Jeandran, 8308 Prince Drive, Chalmette, LA

Names & Addresses of the First Directors (if selected when articles are filed) Richard Cary Scofield, 4005 James Drive, Metairie, LA 70003
Raphael W. Roy, Jr., 9717 Paula Drive, River Ridge, LA 70123
Michael Clayton McCrossen, 8012 Borocco Street, Harahan, LA 70023
David Loyd Davidson, 3741 Fran Street, Metairie, LA 70001
Gerald J. Jeandron, 8308 Prince Drive, Chalmette, LA 70043

Dated at Metairie, Louisiana, on the 27th day of August, 1979.

                                   /s/ Richard Cary Scofield
                                   -------------------------------------
                                   RICHARD CARY SCOFIELD, Incorporator

                    AMENDMENT TO ARTICLES OF INCORPORATION
                                      OF
                     CRESCENT CITY SURGICAL SUPPLIES, INC.


     On May 21, 1982, the shareholders of CRESCENT CITY SURGICAL SUPPLIES Louisiana corporation, at a special meeting at which over seventy (70%) of the outstanding shares of common stock entitled to vote were represented, by a vote of 100,000 shares for and 0 shares against, amended its Articles of Incorporation as follows:

          Article X of the original Articles of Incorporation of CRESCENT CITY SURGICAL SUPPLIES, INC. is hereby deleted.

     These Articles of Amendment are dated March 1, 1983.



                                   /s/ Michael C. McCrossen
                                   ---------------------------------------
                                   MICHAEL C. McCROSSEN, President


                                   /s/ David L. Davidson
                                   ---------------------------------------
                                   DAVID L. DAVIDSON, Secretary/Treasurer

SWORN TO AND SUBSCRIBED
BEFORE ME THIS
17th DAY OF JUNE, 1983

/s/ Vallerie Dyner
---------------------------------------
NOTARY PUBLIC

                             ARTICLES OF AMENDMENT
                                    to the
                           ARTICLES OF INCORPORATION
                                      of
                     CRESCENT CITY SURGICAL SUPPLIES, INC.



     On March 29, 1984, the holders of all of the outstanding voting shares of Crescent City Surgical Supplies, Inc., a Louisiana corporation, unanimously consented to:

          1 - The amendment of Article III of its Articles of Incorporation to read: "The corporation has authority to issue one million (1,000,000) shares of no-par value common stock";

          2 - The amendment of Article VII of its Articles of Incorporation to read: "Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments to the articles and approval thereof by class vote, approval of merger and consolidation agreements, and authorization of voluntary disposition of all or substantially all of the corporate assets, may be taken on affirmative vote of (a) a majority of the voting power present, or (b) in the case of a class vote, the holders of a majority of the shares of each class or series present or represented at the meeting";

          3 - The amendment of Article VIII of its Articles of Incorporation to read: "Consents in writing to corporate action may be signed by shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders"; and

          4 - The deletion, in their entirety, of Articles IX, XI, XII, XIII and XIV of its Articles of Incorporation.

     Metairie, Louisiana, March 29, 1984.

                                   CRESCENT CITY SURGICAL SUPPLIES, INC.

                                   By:  /s/ Michael C. McCrossen
                                        ----------------------------------
                                        Michael C. McCrossen
                                        President

                                   By:  /s/ Raphael W. Roy, Jr.
                                        ----------------------------------
                                        Raphael W. Roy, Jr.
                                        Secretary-Treasurer

STATE OF LOUISIANA:

PARISH OF JEFFERSON:


     On March 29, 1984, before me and the undersigned witnesses personally appeared Michael C. McCrossen, to me personally known, who being by me first duly sworn, did say he is the president of Crescent City Surgical Supplies, and that the foregoing instrument was signed by him in behalf of said corporation, and he further acknowledged said instrument to be the free act and deed of said corporation.

WITNESSES:

/s/ Judy N. Melancon
--------------------

/s/ Christina G. Aimes                  /s/ Michael C. McCrossen
----------------------                  ------------------------
                                        Michael C. McCrossen


                           ________________________
                                 Notary Public

                             CERTIFICATE OF MERGER
                             ---------------------


     The undersigned, being the duly elected and qualified President and Secretary of Crescent City Surgical Supplies, Inc., a Louisiana corporation, hereby certify that in order to merge Standard Surgical Supply, Inc., a Louisiana corporation and a owned subsidiary of Crescent City Surgical Supplies, Inc., Crescent City Surgical Supplies, Inc., the Board of Directors of Crescent City Surgical Supplies, Inc. adopted the following resolutions at a meeting duly held on January 2, 1986.

     RESOLVED, that Standard Surgical Supply, Inc., a wholly owned subsidiary of this corporation, be and is hereby merged into this corporation, and that is corporation, as the surviving corporation, assume all of the obligations of the said Standard Surgical Supply, Inc. as of said date.

     RESOLVED FURTHER, that Walter L. Brown, Jr., President and Jack D. Dienes, Secretary, of this corporation, be and they are hereby authorized and directed, for and on behalf of this corporation and in its name, to execute and file a certificate of Merger with the Secretary of State of Louisiana, the Recorder of Mortgages for the Parish of Orleans, State of Louisiana and the Clerk of Court, and Officio Recorder of Mortgages for the Parish of Jefferson, State of Louisiana, in accordance with the provisions of La. R.S. 12:112(H), and to execute any and all other documents and to do every other act or thing which they, in their uncontrolled discretion, may deem necessary or proper to effectuate said merger.

     The undersigned further certify that said resolutions have never been rescinded nor modified.

     Witness our signatures this 2nd day of January, 1986.


                                   /s/ Walter L. Brown, Jr.
                                   -----------------------------------
                                   Walter L. Brown, Jr., President

                                   /s/ Jack D. Dienes
                                   -----------------------------------
                                   Jack D. Dienes, Secretary

STATE OF LOUISIANA
PARISH OF ORLEANS

     On this 2nd day of January, 1986, before me appeared Walter own, Jr. and Jack D. Dienes, to me personally known, who, duly sworn did say that they are the President and Secretary, respectively, of crescent City Surgical Supplies, that they executed the above and foregoing Certificate of Merger, that the instrument was signed in behalf of the corporation by authority of its Board of Directors, and that Walter L. Brown, Jr. and Jack D. Dienes acknowledged the instrument to be the free act and deed of the corporation.



                                   /s/ Christopher J. Dicharry
                                   ---------------------------
                                   NOTARY PUBLIC

                         AMENDMENT TO THE ARTICLES OF
                           INCORPORATION OF CRESCENT
                         CITY SURGICAL SUPPLIES, INC.
                         ---------------------------


     KNOW ALL MEN BY THESE PRESENTS that the holders and owners of all of the outstanding shares of the capital stock of Crescent City Surgical Supplies, Inc., a Louisiana corporation, a special meeting of the shareholders held on January 2, 1986, have amended Articles I and III of the Articles of corporation of the said Crescent City Surgical Supplies, c., to read in their entirety as follows, to-wit:

                                  "ARTICLE I.

     "The name of this corporation is:

                Standard/Crescent City Surgical Supplies, Inc.,"

                                 "ARTICLE III.

     "The corporation has authority to issue an aggregate of 200,000 shares of no par value common stock, 100,000 shares of which shall be designated as Class A common stock and the remaining 100,000 shares of which shall be designated as Class B common stock.

     "The shares of Class A common stock and :h., shares of Class B common stock shall be identical in all respects except that the Class A common stock shall have voting power, at all elections and general and special meetings of the shareholders, of one vote for each share and the Class B common stock shall have no voting power whatsoever except as otherwise provided by statute.

     "Each share of the no par value capital stock of this corporation now issued and outstanding shall be equal to and is hereby changed into one-twentieth fully paid nonassessable share of the Class A common stock of this corporation authorized to be issued under the Articles of Incorporation as hereby amended and restated. Certificates of Class A common stock shall be issued in place of and upon the surrender of certificates for shares of the no par value common stock of this corporation now issued and outstanding on the aforesaid basis; provided, however, that as of the date of this amendment the holders of the shares of the issued and outstanding no par value capital stock of this corporation shall cease to be holders of such shares and shall be holders of Class A common stock, whether or not certificates representing said Class A common stock shall have been issued and delivered."

     IN WITNESS WHEREOF the undersigned have executed and dated this Amendment of the Articles of Incorporation of Crescent City Surgical Supplies, Inc. on behalf of said corporation this 2nd day of January, 1986.

                                   CRESCENT CITY SURGICAL SUPPLIES, INC.

                                   By:  /s/ Walter L. Brown, Jr.
                                        ---------------------------------
                                        Walter L. Brown, Jr., President

                                        /s/ Jack D. Dienes
                                        ---------------------------------
                                        Jack D. Dienes, Secretary
STATE OF LOUISIANA
PARISH OF ORLEANS

     On this 2nd day of January, 1986, before me appeared WALTER L. BROWN, JR. and JACK D. DIENES, to me personally known, who, being by me duly sworn did say that they are the President and Secretary, respectively, of Crescent City Surgical Supplies, Inc., that they executed the above and going Amendment of the Articles of Incorporation of Crescent City Surgical Supplies, Inc., and that the instrument signed in behalf of said corporation by authority of its shareholders, and that the said Walter L. Brown, Jr. and Jack Dienes, acknowledged the instrument to be the free act and deed of the said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal of office this day of January, 1986.

                                   /s/ Christopher J. Dicharry
                                   ---------------------------
                                   NOTARY PUBLIC

                   NOTICE OF NEW ADDRESS OF REGISTERED AGENT
                            FOR SERVICE OF PROCESS

TO:  The Secretary of State for the State of Louisiana

     Notice is hereby given pursuant to La. R.S. Title 12:104, Title 12:236 and Title 12:308, of the new address of C T Corporation System's Office in the State of Louisiana where process may be served for the corporations represented by C T Corporation System, as shown on the records of the Secretary of State, and under Title 9:3424 for foreign partnerships.

     The Agent for Service of Process, C T Corporation System, was formerly located at 601 Poydras Street, New Orleans, Louisiana 70130.

     The new address for the subject Agent for Service of Process, C T Corporation System is 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809.

     Notice is also given pursuant to La. R.S. Title 12:104, Title 12:236 and Title 12:308, that the registered office of each corporation shown on the records of the Secretary of State; and under Title 9:3424 for foreign partnerships, to be represented by C T Corporation System and designating 601 Poydras Street, New Orleans, Louisiana 70130, is changed to 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809.

     All such corporations and foreign partnerships may now be served at the new address of the Agent for Service of Process as set forth above, as of February 1, 1993.

     I Kenneth J. Uva, Vice President of the aforesaid corporation, hereby declare the contents of this Notice true to the best of my knowledge and belief, as of this 19th day of January, 1993.

                                   C T CORPORATION SYSTEM


                                   By:  /s/ Kenneth J. Uva
                                        ------------------
                                        Kenneth J. Uva

This form prepared and furnished by:            Fee for Filing $20.00
Secretary of State

               NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE
          AND/OR CHANGE OF REGISTERED AGENT BY LOUISIANA CORPORATIONS
                          (R.S. 12:104 - R.S. 12:236)


Name of Corporation:  STANDARD/CRESCENT CITY SURGICAL SUPPLIES, INC.

Registered Office:    601 Poydras Street
                      New Orleans, Louisiana 70130

Name and Address of Registered Agent(s):

                      C T CORPORATION SYSTEM
                      601 Poydras Street
                      New Orleans, Louisiana 70130


If the registered agent is changed, the new agent(s) must sign below before a notary public as required by Act 769 of 1987.


I hereby accept the appointment of registered agent.

New registered agent(s):

C T CORPORATION SYSTEM

/s/ Peter F. Souza
------------------
Peter F. Souza
Special Assistant Secretary             Sworn to and subscribed before me
                                        this 16th day of March, 1992
__________________________________
                                        ___________________________
__________________________________      Notary Public

Date: ____________________________      /s/ Patrick Kelly
                                        -----------------
                                        To be signed by President,
                                        Vice-President, or Secretary

                                        Patrick Kelly, President